Exhibit 10.7

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO SECTION 4(2) OF SAID ACT AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE DISTRIBUTION THEREOF. THIS NOTE MAY NOT BE OFFERED FOR SALE OR SOLD OR OTHERWISE DISPOSED OF EXCEPT UPON COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE ACT OR AN EXEMPTION FROM SUCH PROVISIONS.

THIS NOTE IS SUBJECT AND SUBORDINATE TO THE RIGHTS OF KELTIC FINANCIAL PARTNERS, LP AND BRIDGE HEALTHCARE FINANCE, LLC, PURSUANT TO A CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED MARCH 26, 2009.

HUDSON TECHNOLOGIES, INC.

10% SECURED SUBORDINATED PROMISSORY NOTE
$1,000,000.00	March 26, 2009
Pearl River, New York

1. MAKER'S PROMISE TO PAY

FOR VALUE RECEIVED, Hudson Technologies, Inc., a New York Corporation having its principal offices located at PO Box 1541, One Blue Hill Plaza, Pearl River, New York (the "Maker") promises to pay to the order of Catherine F. Zugibe (the "Payee") having an address at One Angelus Drive, Garnerville, New York 10923, at Payee's address set forth above (or at such other place as the holder of this Note may from time to time direct by notice in writing to Maker), the principal sum of One Million and 00/100 ($1,000,000.00) Dollars in such coin or currency of the United States as shall at the time be legal tender for the payment of public and private debts, on September 30, 2009 (the "Maturity Date") as evidenced by this instrument (the "Note"). The Payee, assignee or anyone entitled to receive payments under this Note shall be hereinafter referred to as the "Note Holder". This Note is one of a series of subordinated promissory notes being issued by the Company on or about March 26, 2009 pursuant to the Company in the aggregate principal amount of $ 2,000,000 (collectively, the "Notes").

2. INTEREST

Interest will be charged on the outstanding principal of this Note from time to time until the full amount of principal has been paid, at an annual rate of ten (10.00%) percent (the "Note Rate").

3. PAYMENTS

a. Interest accrued on the outstanding principal amount of this Note shall otherwise be payable monthly in arrears on the first day of each month commencing April 1, 2009 and continuing each month thereafter. Any and all unpaid interest shall be due and payable on the Maturity Date. The interest payable hereunder will not be added to the unpaid principal amount of the Note and will not accrue interest at the Note Rate.

b. Notwithstanding anything to the contrary contained in this Note, Maker shall not be obligated to pay, and the Note Holder shall not be entitled to charge, collect or receive, interest in excess of the maximum rate allowed by applicable law. During any period of time in which the interest rate specified herein exceeds such maximum rate, interest shall accrue and be payable at such maximum rate. Any amounts of interest collected by the Note Holder in excess of such maximum rate shall be deemed to apply to principal and all payments of interest and principal shall be recalculated to allow for such characterization.

c. All payments received on account of this Note shall be applied first to the payment of accrued interest on this Note, and then to the reduction of the unpaid principal balance of this Note. Interest shall be computed on the basis of a year of 360 days, for the actual number of days elapsed.

d. In the event that the date for payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, then such payment shall be made on the first business day following the date on which such payment shall have so fallen due, without any interest or other payment in respect of such delay, with the same force and effect as if made on the date payment had originally fallen due.

4. MAKER'S RIGHT TO PREPAY

Maker has the right to prepay all or any portion of this Note without the consent of the holder and without a prepayment penalty. Any partial prepayment shall be first applied to all accrued and unpaid interest outstanding as of the date of the prepayment before applying any prepayment to reduce the outstanding principal amount of the Note.

5. MAKER'S FAILURE TO PAY AS REQUIRED

Not in limitation of any other right at law or in equity, upon the occurrence of any of the following events of default (each, an "Event of Default"), the unpaid principal amount of this Note shall become immediately due and payable by the Maker, together with the interest accrued thereon, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker:

a. The Maker's failure to make any payment of principal and/or interest due under this Note on the date the same is due;

b. The Maker's failure to keep and perform all promises, agreements, conditions and provisions of this Note, which, if such default does not involve the payment of money, is not cured within ten days; or

c. The Maker makes a general assignment for the benefit of creditors; or files a voluntary petition in bankruptcy, or a petition for reorganization, arrangement, composition, readjustment or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding; or admits in writing its inability to pay its debts as they become due; or permits an attachment to be made on any substantial part of Maker's property or assets; or if an involuntary petition in bankruptcy is filed against any obligor and not dismissed within sixty (60) days; or if a receiver or trustee is appointed for all or any part of the property and assets of any obligor.

Upon any such Event of Default all sums payable hereunder shall be immediately due and payable together with all reasonable expenses incurred by the Note Holder in the collection of this indebtedness resulting from such Event of Default, including, without limitation, the Note Holder's reasonable fees for one attorney of its choice for representation of the Note Holder in connection with the collection of such indebtedness.

6. REQUIRED NOTICES

Unless applicable law requires a different method, any notice required to be given to any of the parties hereto shall be in writing and shall be deemed to have been sufficiently given by delivering it or by mailing it by first class mail to such party at the address set forth above or any alternate address as provided by such party in writing.

7. SECURITY AND SUBORDINATION

This is the Note referred to in that certain Security Agreement between the Maker and the Payee, dated March 18, 2009 (the "Security Agreement"), and is entitled to the benefits of all of the terms and conditions and the security of all of the security interests and liens granted pursuant to the Security Agreement. This Note shall be subordinated to all indebtedness, liabilities and other obligations of the Company, whether now existing or hereinafter incurred, except that this Note shall rank pari passu with the other Notes and except to the extent expressly provided in agreements relating to any such indebtedness, liabilities and other obligations.

8. MISCELLANEOUS

a. No delay or omission by the Note Holder in exercising any right or power hereunder shall operate as a waiver of such right or power, and a waiver on one occasion shall not be construed as a waiver or a bar to the exercise of any right on any other occasion.

b. The rights and remedies of the Note Holder as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the Holder. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the right to exercise them at any time later.

c. None of the terms and conditions of this Note may be amended, modified or waived orally, but only in a writing signed by the Maker and the Note Holder.

d. This Note shall be governed by, and construed in accordance with, the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

e. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected hereby.

f. This Note shall be binding upon the Maker and the Maker's successors and assigns; provided that the Maker may not assign this Note without the Note Holder's consent.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the duly authorized representative of the Company.

HUDSON TECHNOLOGIES, INC.

By:	/s/ Brian F. Coleman
Name:	Brian F. Coleman
Title:	President